Description of Terms of Verbal Web Development Agreement for Boxing.com and Number.com

January 25, 2011

Parties:

Dmitry Dvinyaninov (the “Web Developer”)

And

Live Current Media Inc. (“LCM”)

(collectively, the “Parties”)

Boxing.com

1.	The Web Developer will handle all work and expenses related to the development and marketing of the site.

2.	$1,500 of Boxing.com monthly revenue will be spent for Boxing.com unique content

3.	All gross revenue remaining after the revenue in clause 2, is split 50% LCM and 50% Web Developer.

4.	Upon any sale of Boxing.com:

(a)	LCM will receive the first $1,000,000; and
(b)	Any sales proceeds above the initial $1,000,000 will be split 60% LCM and 40% Web Developer.

As part of any sale of Boxing.com, the Web Developer will include all website data.

5.

The Web Developer has first right of refusal to match any offer LCM accepts during the term of the Agreement and for a period of 9 months after termination if the Agreement is terminated by LCM after the original 9 month period.

6.	The Agreement may be terminated by either party at any time for any reason.

Number.com

1.	The Web Developer will handle all work and expenses related to the development and marketing of the site as a directory for phone numbers from around the world.

2.	All gross revenue from Number.com will be split 50/50 between the Web Developer and LCM.

3.	If Number.com is sold within the first 9 months from the date of launch, LCM will receive 100% of the sales price.

4.	If Number.com is sold after the first 9 months from the date of launch:

a.	LCM will receive the first $250,000; and
b.	Any sales proceeds above the initial $250,000 will be split by the Parties 50/50.

As part of any sale of Number.com, the Web Developer will include all website data.

5.

The Web Developer has first right of refusal to match any offer LCM accepts during the term of the Agreement and for a period of 9 months after termination if the Agreement is terminated by LCM after the original 9 month period.

6.	The Agreement may be terminated by either party at any time for any reason.